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                                                                 EXHIBIT (c)(2)


                 Following is the form of Stockholder Agreement

                       entered into by each Stockholder.

                        Following the form are schedules

                       and conformed signature pages for

                          each Stockholder Agreement.
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                                    STOCKHOLDER AGREEMENT dated as of October 3,
                           1998, among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), ET/FM ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub") and _________ (the "Stockholder").


                              Preliminary Statement

                  Parent, Sub and FemRx, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for (i) the making of a cash tender offer (as such offer may be amended from time to time as permitted under the Merger Agreement, the "Offer") by Sub for all the outstanding shares of common stock, par value $0.001 per share, of the Company ("Company Common Stock") and (ii) for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement. Each Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by the Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares"). As a condition to their willingness to enter into the Merger Agreement, Parent and Sub have requested that the Stockholder enter into this Agreement.


                  NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:


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                  1. Purchase and Sale of Shares. (a) The Stockholder hereby agrees to sell to Sub, and Sub hereby agrees to purchase, all Subject Shares of such Stockholder at a price equal to the Offer Price; provided that such obligation to sell and such obligation to purchase are subject to Sub having accepted shares of Company Common Stock for payment under the Offer in accordance with Section 1.01 of the Merger Agreement. Each Stockholder may tender its Subject Shares into the Offer and Sub may direct that each Stockholder tender its Subject Shares. Any Subject Shares not purchased in the Offer will be purchased by Sub immediately following the purchase of shares of Company Common Stock in the Offer. Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or under any provision of state, local or foreign tax law.

                  (b) The Stockholder shall not be required to tender its Subject Shares in the event of any amendment to the Merger Agreement that creates any additional Offer Condition, reduces the Offer Price or otherwise adversely affects the Stockholder without the prior written approval of the Stockholder.

                  2.  Representations and Warranties of the
Stockholder.  The Stockholder hereby represents and warrants to Parent and Sub as follows:
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                                                                               3


                  (a) Authority. Each Stockholder has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each Stockholder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of each Stockholder. This Agreement has been duly executed and delivered by each Stockholder and constitutes a valid and binding obligation of each Stockholder enforceable against each such Stockholder in accordance with its terms. Except for the expiration or termination of the applicable waiting periods, if any, under the Merger Control Laws (as defined below) and required filings with the Securities and Exchange Commission, the execution and delivery of this Agreement do not, and the consummation by Stockholder of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to any Stockholder or to the property or assets of any Stockholder, (ii) require any filing with, or permit, authorization, consent or approval of, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Stockholder or any of the properties or assets of any Stockholder, including the Subject Shares. "Merger Control Laws" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and all amendments of, and all other applicable bills, acts, decrees, regulations or ordinances relating thereto.


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                                                                               4


                  (b) Capitalization. At the close of business on September 30, 1998, the Stockholder was the record and beneficial owner of the number of Shares set forth in Schedule A hereto.

                  (c) The Subject Shares. Each Stockholder is the record and beneficial owner of, and has good and valid title to, the Subject Shares set forth opposite its name on Schedule A attached hereto, free and clear of any claims, liens, encumbrances, security interests, options, charges and restrictions of any kind (other than restrictions pursuant to applicable securities laws). Each Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite its name on Schedule A attached hereto. Each Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement, except for __________ shares that are subject to a right of repurchase by the Company that will expire upon the consummation of the Offer.

                  (d) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Stockholder.
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                                                                               5


                  3. Representation and Warranty of Parent and Sub. Parent and Sub hereby jointly and severally represent and warrant to the Stockholder as follows:

                  (a) Authority. Parent and Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of each of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms. Except for the expiration or termination of the applicable waiting periods under the Merger Control Laws and required filings with the Securities and Exchange Commission, the execution and delivery of this Agreement do not, and the consummation by Parent and Sub of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or to the property or assets of Parent or Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Sub or any of the properties or assets of Parent or Sub.
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                                                                               6


                  (b) Securities Act. The Subject Shares will be acquired in compliance with, and Sub will not offer to sell or otherwise dispose of any Shares so acquired by it in violation of the registration requirements of, the Securities Act of 1933, as amended.

                  (c) Financing. Sub has, or will have at the time that any payment is required to be made to any Stockholder hereunder, the funds necessary to make such payment to such Stockholder.

                  (d) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                  4. Covenants of Stockholder. The Stockholder agrees as follows:

                  (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement; provided that no amendment to the Merger Agreement will be made that creates additional Offer Conditions, reduces the Offer Price or otherwise adversely affects the Stockholder without the prior approval of the Stockholder.

                  (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's votes, consents or other approvals are sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any Takeover Proposal (as such term is


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                                                                               7


         defined in Section 6.02 of the Merger Agreement) and (ii) any amendment of the Company's Certificate of Incorporation or Bylaws or other proposal or transaction involving the Company, which amendment or other proposal or transaction would be reasonably likely to impede, frustrate, prevent, delay or nullify the Offer, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of Company Common Stock or other voting securities of the Company. The Stockholder further agrees not to enter into any agreement inconsistent with the foregoing.

                  (c) The Stockholder shall not (i) sell, transfer, give, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any or all of such Subject Shares or any interest therein or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares to any person other than pursuant to the terms of the Offer or the Merger or otherwise to Sub in accordance with Section 1 or (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Subject Shares in connection with, directly or indirectly, any Takeover Proposal. The Stockholder shall not commit or agree to take any of the foregoing actions.

                  (d) The Stockholder shall not, and shall use its reasonable efforts to cause any investment banker, financial advisor, attorney, accountant or other representative of any such Stockholder not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal. The


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                                                                               8


         foregoing provisions of this Paragraph (d) shall not, however, prohibit an individual Stockholder, or any partner, stockholder, officer or affiliate of a Stockholder that is a legal entity, who is a director of the Company from performing his or her legally required fiduciary duties as a director of the Company as permitted or required under the Merger Agreement.

                  5. Grant of Irrevocable Proxy; Appointment of Proxy. (a) Each Stockholder hereby irrevocably grants to, and appoints, Sub and Howard Zauberman, Philip P. Crowley and James Bergin, in their respective capacities as officers of Sub, and any individual who shall hereafter succeed to any such office of Sub, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares against (i) any Takeover Proposal or (ii) any amendment of the Company's Certificate of Incorporation or Bylaws, or other proposal or transaction (including any consent solicitation to remove or elect any directors of the Company) involving the Company which amendment or other proposal or transaction would be reasonably likely to impede, frustrate, prevent, delay or nullify the Offer, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

                  (b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable, and that any such proxies are hereby revoked.

                  (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder in accordance with this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such


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                                                                               9


irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law (the "DGCL"). Such irrevocable proxy shall be valid until the earlier to occur of (i) eleven months from the date hereof or (ii) the termination of this Agreement pursuant to Section 9.

                  6. Further Assurances. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts (as described in Section 7.03(a) of the Merger Agreement) to consummate and make effective, in the most expeditious manner practicable, the Offer and the Merger, and the other transactions contemplated by this Agreement and the Merger Agreement. The foregoing provisions of this Section shall not, however, prohibit an individual Stockholder, or any partner, stockholder, officer or affiliate of a Stockholder that is a legal entity, who is a director of the Company from performing his or her legally required fiduciary duties as a director of the Company as permitted or required under the Merger Agreement.

                  7. Certain Events. (a) Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Stockholder, the number of Subject Shares listed in Schedule A beside the name of such Stockholder shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by such Stockholder.


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                  (b) Each Stockholder agrees that it will deliver to the
Company, within 10 business days after the date hereof (or, in the event Subject Shares are acquired subsequent to the date hereof within 10 business days after the date of such acquisition), any and all certificates representing such Stockholder's Subject Shares solely for the purpose of the Company inscribing upon such certificates the following legend:

                  "The shares of Common Stock, $0.001 par value, of FemRx, Inc. represented by this certificate are subject to a Stockholder Agreement dated as of October 3, 1998, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of FemRx, Inc."

                  8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that (i) Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any U.S. subsidiary of Parent that may be substituted for Sub as contemplated by Section 2.01 of the Merger Agreement, and (ii) Parent may assign, in its sole discretion, any and all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, provided that Parent will remain liable for its obligations hereunder in the event of any assignment pursuant to this clause (ii). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  9. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate as follows: (i) in the case of a termination of the Merger Agreement by the Company pursuant to Section 9.01(c) or Section 9.01(g) thereof, on the date 120 days after the date of such termination of the Merger Agreement, provided, that Sub continues to fulfill its obligations under the credit


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arrangement entered into pursuant to Section 7.13 of the Merger Agreement, and, if Sub shall cease to fulfill such obligations after such a termination pursuant to Section 9.01(c) or Section 9.01(g), then on the date five days after the date of such cessation, and (ii) in the case of a termination of the Merger Agreement other than pursuant to Section 9.01(c) or Section 9.01(g) thereof, on the date five days after the date of such termination of the Merger Agreement. Notwithstanding the foregoing, Sections 8, 9 and 10 shall survive any termination of this Agreement.

                  10.  General Provisions.

                  (a)  Amendments.  This Agreement may not be
amended except by an instrument in writing signed by each of the parties hereto.

                  (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to Parent and Sub in accordance with Section 10.02 of the Merger Agreement and to the Stockholder at its address or telecopier number set forth on Schedule A attached hereto (or at such other address or telecopier number for a party as shall be specified by like notice).

                  (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.


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                  (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

                  (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                  (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  11. Public Announcements. Parent and Sub, on the one hand, and the Stockholder, on the other hand, will consult with each other before issuing, and provide each other with a reasonable opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement

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and the Merger Agreement, including the Offer and the Merger, and shall not issue, or permit any of their respective subsidiaries to issue, any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, in which case the party making such release will use reasonable efforts to obtain comments from the other party before issuance of such release or statement.

                  12. Dispute Resolution. (a) Any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including without limitation any claim of inducement of this agreement by fraud or otherwise, or to any transactions contemplated thereby shall be submitted for resolution to arbitration pursuant to the commercial arbitration rules then pertaining of the Center for Public Resources ("CPR"), New York, NY, except where those rules conflict with these provisions, in which case these provisions control. The arbitration shall be held in Dover, Delaware unless the parties agree otherwise.

                  (b) The arbitration panel shall consist of three arbitrators chosen from the CPR Panels of Distinguished Neutrals for Delaware each of whom shall be either (1) a lawyer specializing in business litigation with at least 15 years experience with a law firm having more than 25 lawyers or (2) a judge of a court of general jurisdiction in Delaware. Notwithstanding the foregoing, in the event the aggregate damages sought by the claimant are stated to be less than Five Million Dollars, and the aggregate damages sought by the counterclaimant are stated to be less than Five Million Dollars, and neither party seeks equitable relief, then a single arbitrator shall be chosen, having the same qualifications and experience specified above.

                  (c) The parties agree to cooperate (1) to obtain selection of the arbitrator(s) within 30 days after

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initiation of the arbitration, (2) to meet with the arbitrator(s) within 30 days after selection and (3) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which shall result in the hearing being concluded within no more than 9 months after selection of the arbitrator(s) and in the award being rendered within 60 days after the conclusion of the hearings, or of any post-hearing briefing, which briefing shall be completed by both sides within 20 days after the conclusion of the hearings. In the event no such agreement is reached, the CPR shall select arbitrator(s), allowing appropriate strikes for reasons of conflict or other cause and three peremptory challenges for each side. The arbitrator(s) shall set a date for the hearing, commit to the rendering of the award within 60 days after the conclusion of the presentation of evidence at the hearing, or of any post-hearing briefing (which briefing shall be completed by both parties in no more than 20 days after the conclusion of the hearings), and provide for discovery according to these time limits, giving recognition to the understanding of the parties hereto that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the time limits specified herein may be met without undue difficulty. In no event shall the arbitrator(s) allow either side to obtain more than a total of 40 hours of deposition testimony from all witnesses, including both fact and expert witnesses. In the event multiple hearing days are required, they shall be scheduled consecutively to the greatest extent possible.

                  (d) The arbitrator(s) shall be bound by, and this Agreement shall be governed by, the substantive law of Delaware, exclusive of conflict of laws rules, except for such matters as are expressly governed by the DGCL. Further, the arbitrator(s) shall be bound by the express terms of this Agreement. The arbitrator(s) shall render a written opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to each party.

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                  (e) To the extent possible, the arbitration hearings and award shall be maintained in confidence.

                  (f) The United States District Court for the District of Delaware may enter judgment upon any award. In the event the panel's award exceeds Five Million Dollars in monetary damages or includes or consists of equitable relief, then such court shall vacate, modify or correct any award where the arbitrator's or arbitrators' findings of fact are clearly erroneous, and/or where the arbitrators' conclusions of law are erroneous. It is the intention of the parties that such court shall undertake the same review as if it were a Federal appellate court reviewing a district court's findings of fact and conclusions of law rendered after a bench trial. An award for less than Five Million Dollars in damages and not including equitable relief may be vacated, modified or corrected only upon the grounds for such an action specified in the Federal Arbitration Act. The parties consent to the jurisdiction of the above-specified Court for the enforcement of these provisions, the entry of judgment on any award, and the vacatur, modification and correction of any award as above specified. In the event such Court lacks jurisdiction, then any court having jurisdiction of this matter may enter judgment upon any award and provide the same relief, and undertake the same review, as specified herein.

                  (g) Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

                  (h) EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.

                  (i) EACH PARTY HERETO WAIVES ANY CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES FROM THE OTHER.

                  (j) EACH PARTY HERETO WAIVES ANY CLAIM OF CONSEQUENTIAL DAMAGES FROM THE OTHER UNLESS (1) THE

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FORESEEABILITY OF SUCH DAMAGES AT THE TIME OF THE CONTRACT AND (2) THE AMOUNT OF
SUCH DAMAGES ARE PROVEN BY CLEAR AND CONVINCING EVIDENCE.

                  13. Mediation. (a) Any dispute, controversy or claim arising out of or related to this agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, or any transaction contemplated hereby which claim would, but for this provision, be submitted to arbitration pursuant to Section 12 above shall, before submission to arbitration, first be mediated through non-binding mediation in accordance with the Model Procedures for the Mediation of Business Disputes then in effect promulgated by the Center for Public Resources ("CPR"), except where those rules conflict with the provisions of this Agreement, in which case these provisions control. The mediation shall be conducted in Dover, Delaware and shall be attended by a senior executive of each party to this Agreement with authority to resolve the dispute.

                  (b) The mediator shall be appointed from the list of neutrals maintained by CPR and shall be either (1) an attorney specializing in business litigation who has at least 15 years of experience as a lawyer with a law firm having more than 25 lawyers, or (2) a former judge of a court of general jurisdiction.

                  (c) The parties shall promptly confer in an effort to select a mediator by mutual agreement. In the absence of such an agreement, the mediator shall be selected from a list generated by CPR with each party having the right to exercise challenges for cause and two peremptory challenges within 72 hours of receiving the CPR list.

                  (d) The mediator shall confer with the parties to design procedures to conclude the mediation within no more than 45 days after initiation. Under no circumstances shall the commencement of arbitration under
Section 10.11 above be delayed more than 45 days by the mediation process specified herein.

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                  (e) Each party agrees to toll all applicable statutes of
limitation during the mediation process and not to use the period or pendancy of the mediation to disadvantage the other party procedurally or otherwise. No statements made by either side during the mediation may be used by the other during any subsequent arbitration or other proceedings.

                  (f) Each party has the right to pursue from any court of competent jurisdiction provisional relief, such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration, even though mediation has not been commenced or completed.

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                  IN WITNESS WHEREOF, Parent, Sub and the Stockholder have
caused this Agreement to be duly executed and delivered as of the date first written above.


                                      JOHNSON & JOHNSON,


                                      By:___________________________
                                         Name:
                                         Title:


                                         ET/FM ACQUISITION CORP.,


                                      By:___________________________
                                         Name:
                                         Title:


                                           [NAME OF STOCKHOLDER]


                                      By:___________________________
                                         Name:
                                         Title:

                                                                      SCHEDULE A

Name, Address                       Number of Shares
and Telecopier                      of Company Common
Number of Stockholder               Stock Owned of Record

                          Following are schedules and

                           conformed signature pages

                        for each Stockholder Agreement.

     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

JOHNSON & JOHNSON,


By: /s/  J. Lenehan
   ------------------------------------
    Name:
    Title:

ET/FM ACQUISITION CORP.,


By: /s/  P. Crowley
   ------------------------------------
    Name:
    Title:

ANDREW M. THOMPSON

/s/ Andrew M. Thompson
---------------------------------------

                                                                      SCHEDULE A

NAME, ADDRESS AND                          NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER          COMMON STOCK OWNED OF RECORD
-----------------------------------     --------------------------------
Andrew M. Thompson                                    -0-
FemRx, Inc.
1221 Innsbruck Drive
Sunnyvale, CA 94089
(408) 752-8594


GRANT DATE     EXERCISE PRICE     NUMBER OF OUTSTANDING SHARES
----------     --------------     ----------------------------
 03/03/97          $2.9375                  80,000

     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.


JOHNSON & JOHNSON,


By: /s/  J. Lenehan
    ---------------------------
    Name:
    Title:


ET/FM ACQUISITION CORP.,


By: /s/  P. Crowley
    ---------------------------
    Name:
    Title:


ANDREW MARKHAM THOMPSON AND
SYLVIA ASTRID KISTLER THOMPSON
TTEES THOMPSON FAMILY TRUST
U/A DTD 04/22/93


By: /s/  Andrew M. Thompson
    ---------------------------
    Andrew M. Thompson
    Trustee

                                                                      SCHEDULE A


NAME, ADDRESS AND                                NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER                COMMON STOCK OWNED OF RECORD
-----------------------------------          ----------------------------------

Andrew Markham Thompson and Sylvia                 448,128
Astrid Kistler Thompson TTEES Thompson
Family Trust U/A DTD 04/22/93
FemRx, Inc.
1221 Innsbruck Drive
Sunnyvale, Ca 94089
(408)752-8594

     GRANT DATE          EXERCISE PRICE         NUMBER OF OUTSTANDING SHARES
-------------------  ----------------------  ---------------------------------
                                                           -0-

     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.




JOHNSON & JOHNSON,


By: /s/ J. Lenehan
    ------------------------------
    Name:
    Title:




ET/FM ACQUISITION CORP.,


By: /S/ P. Crowley
    -------------------------------
    Name:
    Title:




BRINSON TRUST COMPANY AS TRUSTEE
OF THE BRINSON MAP VENTURE CAPITAL
FUND III


By: /s/ Terry Gould
    -------------------------------
    Name: Terry Gould
    Title: Assistant Trust Officer

                                                            SCHEDULE A

NAME, ADDRESS AND                         NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER          COMMON STOCK OWNED OF RECORD
---------------------------------------   ----------------------------

Brinson Trust Company as Trustee of the              61,345
Brinson MAP Venture Capital Fund III
209 South LaSalle Street, Suite 114
Chicago, IL 60604
(312) 220-7110



    GRANT DATE         EXERCISE PRICE     NUMBER OF OUTSTANDING SHARES
-----------------   -------------------   ----------------------------
                                                     0

     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.


JOHNSON & JOHNSON,


By:  /s/ J. Lenehan
   -------------------------------
      Name:
      Title:


ET/FM ACQUISITION CORP.,


By: /s/ P. Crowley
   -------------------------------
      Name:
      Title:


BRINSON VENTURE CAPITAL FUND III, L.P.


By:  /s/ Terry Gould
   -------------------------------
      Name:
      Title:

                                                                      SCHEDULE A

NAME, ADDRESS AND                            NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDERS            COMMON STOCK OWNED OF RECORD
-------------------------------------        ----------------------------

Brinson Venture Capital Fund III, L.P.                 376,154
209 South LaSalle Street, #114
Chicago, IL 60604
(312) 220-7110


      GRANT DATE          EXERCISE PRICE     NUMBER OF OUTSTANDING SHARES
----------------------   ----------------    ----------------------------
                                                          -0-

     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

JOHNSON & JOHNSON,

By:  /s/ J. Lenehan
   --------------------------
     Name:
     Title:


ET/FM ACQUISITION CORP.,

By:  /s/ P. Crowley
   --------------------------
     Name:
     Title:


DLJ CAPITAL CORPORATION

By:   /s/ Kathleen LaPorte
   --------------------------
     Name: Kathleen LaPorte
     Title: Attorney In Fact

                                                                      SCHEDULE A

NAME, ADDRESS AND                            NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER             COMMON STOCK OWNED OF RECORD
-------------------------------------        ----------------------------

DLJ Capital Corporation                                 113,181
3000 Sand Hill Road
Building 4, Suite 270
Menlo Park, CA 94025
(650) 854-8779


      GRANT DATE          EXERCISE PRICE     NUMBER OF OUTSTANDING SHARES
----------------------   ----------------    ----------------------------
                                                          -0-

     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.


JOHNSON & JOHNSON,

By: /s/ J. Lenehan
   ------------------------------------
        Name:
        Title:


ET/FM ACQUISITION CORP.,

By: /s/ P. Crowley
   ------------------------------------
        Name:
        Title:


EDWARD W. UNKART

/s/ Edward W. Unkart
---------------------------------------

                                                                      SCHEDULE A

NAME, ADDRESS AND                                 NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER                 COMMON STOCK OWNED OF RECORD
--------------------------------                 -----------------------------

Edward W. Unkart                                            15,105
FemRx, Inc.
1221 Innsbruck Drive
Sunnyvale, CA 94089
(408) 734-8231

GRANT DATE            EXERCISE PRICE                NUMBER OF OUTSTANDING SHARES
----------            --------------                ----------------------------
03/03/97                 $2.9375                            75,000

          IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.


JOHNSON & JOHNSON,


By: /s/ J. Lenehan
   --------------------------
     Name:
     Title:


ET/FM ACQUISITION CORP.,


By: /s/ P. Crowley
   --------------------------
     Name:
     Title:


EDWARD W. UNKART AND MICHELE T.
UNKART, TRUSTEES OF THE TAKEI UNKART
FAMILY TRUST U/D/A AUGUST 26, 1987


By: /s/ Edward W. Unkart
   --------------------------
     Edward W. Unkart
     Trustee

                                                                      SCHEDULE A


NAME, ADDRESS AND                                 NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER                  COMMON STOCK OWNED OF RECORD
----------------------------------              --------------------------------

Edward W. Unkart and Michele T. Takei,                      78,125
Trustees of the Takei Unkart Family Trust
U/D/A August 26, 1987
FemRx, Inc.
1221 Innsbruck Drive
Sunnyvale, CA 94089
(408) 752-8594



 GRANT DATE                EXERCISE PRICE          NUMBER OF OUTSTANDING SHARES
 -----------              ----------------        ------------------------------
                                                              -0-

     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.


JOHNSON & JOHNSON,

By: /s/ J. Lenehan
    ---------------------------
    Name:
    Title:



ET/FM ACQUISITION CORP.,

By: /s/ P. Crowley
    ---------------------------
    Name:
    Title:



GEORGE M. SAVAGE

/s/ George M. Savage
---------------------------

                                                                      SCHEDULE A

NAME, ADDRESS AND                       NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER        COMMON STOCK OWNED OF RECORD
---------------------------------       -----------------------------

George M. Savage, M.D.                              -0-
FernRx, Inc.
1221 Innsbruck Drive
Sunnyvale, CA 94089
(408)752-8594

    GRANT DATE           EXERCISE PRICE          NUMBER OF OUTSTANDING SHARES
----------------      ---------------------    --------------------------------
    03/03/97               $2,9375                     80,000

     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.


JOHNSON & JOHNSON,

By: /s/ J. Lenehan
    ---------------------------
    Name:
    Title:


ET/FM ACQUISITION CORP.,



By: /s/ P. Crowley
    ---------------------------
    Name:
    Title:


GEORGE M. SAVAGE AND NANCY SAVAGE,
TRUSTEES OF THE GEORGE AND NANCY
SAVAGE LIVING TRUST



By: /s/ George M. Savage
    ---------------------------
    George M. Savage
    Trustee

                                                                      SCHEDULE A

NAME, ADDRESS AND                                NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER                 COMMON STOCK OWNED OF RECORD
---------------------------------                -----------------------------

George M. Savage and Nancy Savage, Trustees                 458,128
of the George and Nancy Savage Living Trust
FemRx, Inc.
1221 Innsbruck Drive
Sunnyvale, CA 94089
(408)752-8594

    GRANT DATE           EXERCISE PRICE          NUMBER OF OUTSTANDING SHARES
----------------      ---------------------    --------------------------------
                                                       -0-

          IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.


JOHNSON & JOHNSON,


By: /s/ J. Lenehan
   --------------------------
     Name:
     Title:


ET/FM ACQUISITION CORP.,


By: /s/ P. Crowley
   --------------------------
     Name:
     Title:


KRESCH MEDICAL RESEARCH, L.L.C.


By: /s/ Arnold J. Kresch, M.D.
    -------------------------
     Arnold J. Kresch, M.D.
     Manager

                                                                      SCHEDULE A


NAME, ADDRESS AND                                 NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER                 COMMON STOCK OWNED AND RECORD
--------------------------------                 -----------------------------
Kresch Medical Research, L.L.C.                             451,626
780 Welch Road, Suite 206
Palo Alto, CA 94304
(650) 833-7909

     GRANT DATA        EXERCISE PRICE          NUMBER OF OUTSTANDING SHARES
------------------- --------------------- -------------------------------------

                                                           -0-


     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.




JOHNSON & JOHNSON,


By: /s/ J. Lenehan
    -------------------------------
     Name:
     Title:




ET/FM ACQUISITION CORP.


By: /s/ P. Crowley
    --------------------------------
     Name:
     Title:




SAVAGE-THOMPSON MANAGEMENT


By: /s/ Andrew M. Thompson
    -------------------------------
     Andrew M. Thompson
     Partner

                                                                      SCHEDULE A

NAME, ADDRESS AND                                 NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER                 COMMON STOCK OWNED OF RECORD
-----------------------------------           ----------------------------------

Savage-Thompson Management                                  10,000
FemRx, Inc.
1221 Innsbruck Drive
Sunnyvale, CA 94089
(408) 752-8594

   GRANT DATE           EXERCISE PRICE           NUMBER OF OUTSTANDING SHARES
----------------     --------------------     ----------------------------------
                                                             -0-

     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

JOHNSON & JOHNSON,

By: /s/ J. Lenehan
   ----------------------
     Name:
     Title:

ET/FM ACQUISITION CORP.,

By: /s/ P. Crowley
   ----------------------
     Name:
     Title:

SECOND VENTURES II, L.P.
By: Presidio Management Group; its General Partner

By: /s/ Philip M. Young
   -------------------------
     Name: Philip M. Young
     Title:General Partner

                                                                      SCHEDULE A

NAME, ADDRESS AND                            NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER             COMMON STOCK OWNED OF RECORD
------------------------------------      --------------------------------------

Second Ventures II, L.P.                             114,843
2180 Sand Hill Road, Suite 300
Menlo Park, CA 94025
(650) 854-3018


GRANT DATE               EXERCISE PRICE             NUMBER OF OUTSTANDING SHARES
--------------      ----------------------        ------------------------------
                                                              -0-

     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.


JOHNSON & JOHNSON,


By: /s/ J. Lenehan
   ------------------------------
      name:
      Title:


ET/FM ACQUISITION CORP.,

By: /s/ P. Crowley
   ------------------------------
      Name:
      Title:


SPROUT CAPITAL VI, L.P.
By:  DLJ Capital Corporation
     Its Managing General Partner

By: /s/ Kathleen La Porte
   ------------------------------
      Name: Kathleen La Porte
      Title: General Partner and
             Attorney In Fact

                                                                      SCHEDULE A


NAME, ADDRESS AND                       NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER        COMMON STOCK OWNED OF RECORD
-----------------------------------   ------------------------------------
Sprout Capital VI, L.P.                           714,700
3000 Sand Hill Road
Building 4, Suite 270
Menlo Park, CA 94025
(650) 854-8779


   GRANT DATE           EXERCISE PRICE          NUMBER OF OUTSTANDING SHARES
-----------------     ------------------     ----------------------------------
                                                            0

     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.


JOHNSON & JOHNSON,


By: /s/  J. Lenehan
   -------------------------------
      Name:
      Title:


ET/FM ACQUISITION CORP.,


By: /s/ P. Crowley
   -------------------------------
      Name:
      Title:



SPROUT CAPITAL VII, L.P.
By: DLJ Capital Corporation
    Its Managing General Partner


By: /s/  Kathleen LaPorte
    -------------------------------
      Name: Kathleen LaPorte
      Title: General Partner and
             Attorney In Fact

                                                            SCHEDULE A

NAME, ADDRESS AND                         NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER          COMMON STOCK OWNED OF RECORD
---------------------------------------   ----------------------------

Sprout Capital VII, L.P.                          1,359,618
3000 Sand Hill Road
Building 4, Suite 270
Menlo Park, CA 94025
(650) 854-8779




    GRANT DATE         EXERCISE PRICE     NUMBER OF OUTSTANDING SHARES
-----------------   -------------------   ----------------------------
                                                     -0-

     IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.


JOHNSON & JOHNSON,

By: /s/  J. Lenehan
    --------------------------
      Name:
      Title:


ET/FM ACQUISITION CORP.,

By: /s/ P. Crowley
    --------------------------
      Name:
      Title:


U.S. VENTURE PARTNERS IV, L.P.
By: Presidio Management Group IV, L.P.
    Its General Partner

By: /s/  Philip M. Young
    --------------------------
      Name: Philip M. Young
      Title: General Partner

                                                                      SCHEDULE A

NAME, ADDRESS AND                                 NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER                 COMMON STOCK OWNED OF RECORD
--------------------------------                 -----------------------------

U.S. Venture Partners IV, L.P.                             946,093
2180 Sand Hill Road, Suite 300
Menlo Park, CA 94025
(650) 854-3018


GRANT DATE            EXERCISE PRICE                NUMBER OF OUTSTANDING SHARES
----------            ---------------               ----------------------------
                                                                 -0-

    IN WITNESS WHEREOF, Parent, Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.


JOHNSON & JOHNSON,


By: /s/  J. Lenehan
    -------------------------
     Name:
     Title:




ET/FM ACQUISITION CORP.,

By: /s/  P. Crowley
    -------------------------
     Name:
     Title:




USVP ENTREPRENEUR PARTNERS II, L.P.


By: /s/  Philip M. Young
    -------------------------
     Name: Philip M. Young
     Title: General Partner

                                                            SCHEDULE A

NAME, ADDRESS AND                         NUMBER OF SHARES OF COMPANY
TELECOPIER NUMBER OF STOCKHOLDER          COMMON STOCK OWNED OF RECORD
---------------------------------------   ----------------------------

USVP Entrepreneur Partners II, L.P.                 32,812
2180 Sand Hill Road, Suite 300
Menlo Park, CA 94025
(650) 854-3018



    GRANT DATE         EXERCISE PRICE     NUMBER OF OUTSTANDING SHARES
-----------------   -------------------   ----------------------------
                                                    -0-